Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Saul Centers, Inc.:

Registration
Statement Number         Form             Description
333-123982             Form S-3         Common Stock to be Resold by Selling Stockholders
333-115262             Form S-8         2004 Stock Plan
333-60064             Form S-3         Common Stock to be Resold by Selling Stockholders
333-59962             Form S-8         Deferred Compensation Plan for Directors
333-41436             Form S-3         Common Stock to be Resold by Selling Stockholders
333-88127            Form S-3         Common Stock to be Resold by Selling Stockholders
333-82041             Form S-8         Deferred Compensation and Stock Plan for Directors
333-139376             Form S-3D         Dividend Reinvestment and Stock Purchase Plan
333-150785             Form S-8         Amended 2004 Stock Plan
333-151515             Form S-3         Common Stock to be Resold by Selling Stockholders
333-166751             Form S-3         Common Stock to be Resold by Selling Stockholders
333-185595             Form S-3         Shelf Registration Statement
333-187367            Form S-3D        Dividend Reinvestment and Stock Purchase Plan
333-188686            Form S-3        Common Stock to be Resold by Selling Stockholders
333-200921            Form S-3        Common Stock to be Resold by Selling Stockholders
333-216688            Form S-8        Amended 2004 Stock Plan
333-216689            Form S-8        Deferred Compensation and Stock Plan for Directors
333-222262            Form S-3ASR        Shelf Registration Statement

of our report dated February 27, 2018, with respect to the consolidated financial statements of Saul Centers, Inc., included in this Annual Report (Form 10-K) of Saul Centers, Inc. for the year ended December 31, 2018.

/s/ Ernst & Young LLP
Tysons, Virginia
February 27, 2018